Exhibit 23
                         Consent of Independent Auditors
                         -------------------------------

        We consent to the incorporation by reference in the previously filed registration statements of Thermo Power Corporation of our report dated 11 March 1997, except for Note 24 - US GAAP reconciliation, as to which date is 16 January 1998, with respect to the consolidated financial statements of Peek plc as of 31 December 1996 and 1995, and for the three years ended 31 December 1996, which report appears in the Form 8-K/A of Thermo Power Corporation dated 19 January 1998, as follows: Registration Statement No. 33-19061 on Form S-8, Registration Statement No. 33-19062 on Form S-8, Registration Statement No. 33-25051 on Form S-8, Registration Statement No. 33-52814 on Form S-8, Registration Statement No. 33-87674 on Form S-8, Registration Statement No. 33-87686 on Form S-8, Registration Statement No. 33-87692 on Form S-8, and Registration Statement No. 33-65273 on Form S-8.




                                               ERNST & YOUNG


                                               Chartered accountants
                                               London, England
                                               19 January 1998